Farmer Mac Reports First Quarter 2024 Results
- Outstanding Business Volume of $28.8 Billion -

WASHINGTON, D.C., May 6, 2024 — The Federal Agricultural Mortgage Corporation (Farmer Mac; NYSE: AGM and AGM.A), the nation's secondary market provider that increases the accessibility of financing for American agriculture and rural infrastructure, today announced its results for the fiscal quarter ended March 31, 2024.

"Farmer Mac delivered another quarter of strong earnings resulting from our well-disciplined asset-liability management, development of new markets, and investments to modernize our infrastructure," said President & Chief Executive Officer, Brad Nordholm. "With a strong capital position, a talented team, and a clear strategic vision, we are confident in our ability to continue delivering value to our stockholders and accelerating rural opportunities for American agriculture and rural infrastructure."

First Quarter 2024 Highlights
•Provided $1.4 billion in liquidity and lending capacity to lenders serving rural America
•Net interest income grew 9% year-over-year to $86.4 million
•Net effective spread1 increased 8% from the prior-year period to $83.0 million
•Net income attributable to common stockholders grew 17% year-over-year to $47.0 million
•Core earnings1 of $43.4 million, or $3.96 per diluted common share, reflecting 12% growth year-over-year
•Maintained strong capital position with total core capital of $1.5 billion, exceeding statutory requirement by 70% and a Tier 1 Capital Ratio of 15.5% as of March 31, 2024
•As of March 31, 2024, Farmer Mac had 295 days of liquidity

$ in thousands, except per share amounts	Quarter Ended
	March 31, 2024	Dec. 31, 2023	March 31, 2023	Sequential % Change	YOY % Change
Net Change in Business Volume	$376,206	$819,013	$562,036	N/A	N/A
Net Interest Income (GAAP)	$86,368	$82,169	$79,058	5%	9%
Net Effective Spread (Non-GAAP)	$83,044	$84,551	$77,173	(2)%	8%
Diluted EPS (GAAP)	$4.28	$3.73	$3.69	15%	16%
Core EPS (Non-GAAP)	$3.96	$4.10	$3.56	(3)%	11%

1 Non-GAAP Measure

Earnings Conference Call Information

The conference call to discuss Farmer Mac's first quarter 2024 financial results will be held beginning at 8:30 a.m. eastern time on Monday, May 6, 2024, and can be accessed by telephone or live webcast as follows:

Telephone (Domestic): (800) 836-8184
Telephone (International): (646) 357-8785
Webcast: https://www.farmermac.com/investors/events-presentations/

When dialing in to the call, please ask for the "Farmer Mac Earnings Conference Call." The call can be heard live and will also be available for replay on Farmer Mac’s website for two weeks following the conclusion of the call.

More complete information about Farmer Mac's performance for first quarter 2024 is in Farmer Mac's
Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, filed today with the SEC.

Use of Non-GAAP Measures

In the accompanying analysis of its financial information, Farmer Mac uses "non-GAAP measures," which are measures of financial performance that are not presented in accordance with GAAP. Specifically, Farmer Mac uses the following non-GAAP measures: "core earnings," "core earnings per share," and "net effective spread." Farmer Mac uses these non-GAAP measures to measure corporate economic performance and develop financial plans because, in management's view, they are useful alternative measures in understanding Farmer Mac's economic performance, transaction economics, and business trends. The non-GAAP financial measures that Farmer Mac uses may not be comparable to similarly labeled non-GAAP financial measures disclosed by other companies. Farmer Mac's disclosure of these non-GAAP measures is intended to be supplemental in nature and is not meant to be considered in isolation from, as a substitute for, or as more important than, the related financial information prepared in accordance with GAAP.

Core Earnings and Core Earnings Per Share

The main difference between core earnings and core earnings per share (non-GAAP measures) and net income attributable to common stockholders and earnings per common share (GAAP measures) is that those non-GAAP measures exclude the effects of fair value fluctuations. These fluctuations are not expected to have a cumulative net impact on Farmer Mac's financial condition or results of operations reported in accordance with GAAP if the related financial instruments are held to maturity, as is expected. Another difference is that these two non-GAAP measures exclude specified infrequent or unusual transactions that we believe are not indicative of future operating results and that may not reflect the trends and economic financial performance of Farmer Mac's core business.

Net Effective Spread

Farmer Mac uses net effective spread to measure the net spread Farmer Mac earns between its interest-earning assets and the related net funding costs of these assets. As further explained below, net effective spread differs from net interest income and net interest yield by excluding certain items from net interest income and net interest yield and including certain other items that net interest income and net interest yield do not contain.

Farmer Mac excludes from net effective spread the interest income and interest expense associated with the consolidated trusts and the average balance of the loans underlying these trusts to reflect management's view that the net interest income Farmer Mac earns on the related Farmer Mac Guaranteed Securities owned by third parties is effectively a guarantee fee. Accordingly, the excluded interest income and interest expense associated with consolidated trusts is reclassified to guarantee and commitment fees in determining Farmer Mac's core earnings. Farmer Mac also excludes from net effective spread the fair value changes of financial derivatives and the corresponding assets or liabilities designated in fair value hedge accounting relationships because they are not expected to have an economic effect on Farmer Mac's financial performance, as we expect to hold the financial derivatives and corresponding hedged items to maturity.

Net effective spread also differs from net interest income and net interest yield because it includes the accrual of income and expense related to the contractual amounts due on financial derivatives that are not designated in hedge accounting relationships ("undesignated financial derivatives"). Farmer Mac uses interest rate swaps to manage its interest rate risk exposure by synthetically modifying the interest rate reset or maturity characteristics of certain assets and liabilities. The accrual of the contractual amounts due on interest rate swaps designated in hedge accounting relationships is included as an adjustment to the yield or cost of the hedged item and is included in net interest income. For undesignated financial derivatives, Farmer Mac records the income or expense related to the accrual of the contractual amounts due in "Gains on financial derivatives" on the consolidated statements of operations. However, the accrual of the contractual amounts due for undesignated financial derivatives are included in Farmer Mac's calculation of net effective spread.

Net effective spread also differs from net interest income and net interest yield because it includes the net effects of terminations or net settlements on financial derivatives, which consist of: (1) the net effects of cash settlements on agency forward contracts on the debt of other GSEs and U.S. Treasury security futures that we use as short-term economic hedges on the issuance of debt; and (2) the net effects of initial cash payments that Farmer Mac receives upon the inception of certain swaps. The inclusion of these items in net effective spread is intended to reflect our view of the complete net spread between an asset and all of its related funding, including any associated derivatives, whether or not they are designated in a hedge accounting relationship.

More information about Farmer Mac’s use of non-GAAP measures is available in "Management's Discussion and Analysis of Financial Condition and Results of Operations—Results of Operations" in Farmer Mac's Annual Report on Form 10-K for the year ended December 31, 2023, filed February 23, 2024 with the SEC. For a reconciliation of Farmer Mac's net income attributable to common stockholders to core earnings and of earnings per common share to core earnings per share, and net interest income and net interest yield to net effective spread, see "Reconciliations" below.

Forward-Looking Statements

Management's expectations for Farmer Mac's future necessarily involve assumptions and estimates and the evaluation of risks and uncertainties. Various factors or events, both known and unknown, could cause Farmer Mac's actual results to differ materially from the expectations as expressed or implied by the forward-looking statements in this release, including uncertainties about:

•the availability to Farmer Mac of debt and equity financing and, if available, the reasonableness of rates and terms;

•legislative or regulatory developments that could affect Farmer Mac, its sources of business, or agricultural or rural infrastructure industries;
•fluctuations in the fair value of assets held by Farmer Mac and its subsidiaries;
•the level of lender interest in Farmer Mac's products and the secondary market provided by Farmer Mac;
•the general rate of growth in agricultural mortgage and rural infrastructure indebtedness;
•the effect of economic conditions stemming from disruptive global events or otherwise on agricultural mortgage or rural infrastructure lending, borrower repayment capacity, or collateral values, including inflation, fluctuations in interest rates, changes in U.S. trade policies, fluctuations in export demand for U.S. agricultural products and foreign currency exchange rates, supply chain disruptions, increases in input costs, labor availability, and volatility in commodity prices;
•the degree to which Farmer Mac is exposed to interest rate risk resulting from fluctuations in Farmer Mac's borrowing costs relative to market indexes;
•developments in the financial markets, including possible investor, analyst, and rating agency reactions to events involving government-sponsored enterprises, including Farmer Mac;
•the effects of the Federal Reserve’s efforts to achieve monetary policy normalization to respond to inflation and employment levels; and
•other factors that could hinder agricultural mortgage lending or borrower repayment capacity, including the effects of severe weather, flooding and drought, climate change, or fluctuations in agricultural real estate values.

Other risk factors are discussed in "Risk Factors" in Part I, Item 1A in Farmer Mac's Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the SEC on February 23, 2024. Considering these potential risks and uncertainties, no undue reliance should be placed on any forward-looking statements expressed in this release. The forward-looking statements contained in this release represent management's expectations as of the date of this release. Farmer Mac undertakes no obligation to release publicly the results of revisions to any forward-looking statements included in this release to reflect new information or any future events or circumstances, except as otherwise required by applicable law. The information in this release is not necessarily indicative of future results.

About Farmer Mac

Farmer Mac is driven by its mission to increase the accessibility of financing for American agriculture and rural infrastructure. As the nation’s premier secondary market for agricultural credit, we provide financial solutions to a broad spectrum of customers supporting rural America, including agricultural lenders, agribusinesses, and rural electric cooperatives. We are uniquely positioned to facilitate competitive access to financing that fuels growth, innovation, and prosperity in America’s rural and agricultural communities. Additional information about Farmer Mac (including the Annual Report on Form 10-K referenced above) is available on our website at www.farmermac.com.

CONTACT:     Jalpa Nazareth, Investor Relations
Lisa Meyer, Media Inquiries
(202) 872-7700

* * * *

FEDERAL AGRICULTURAL MORTGAGE CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(unaudited)

	As of
	March 31, 2024	December 31, 2023
	(in thousands)
Assets:
Cash and cash equivalents	$745,105	$888,707
Investment securities:
Available-for-sale, at fair value (amortized cost of $5,165,562 and $5,060,135, respectively)	5,007,787	4,918,931
Held-to-maturity, at amortized cost	53,756	53,756
Other investments	6,900	6,817
Total Investment Securities	5,068,443	4,979,504
Farmer Mac Guaranteed Securities:
Available-for-sale, at fair value (amortized cost of $5,811,302 and $5,825,433, respectively)	5,466,688	5,532,479
Held-to-maturity, at amortized cost	4,454,932	4,213,069
Total Farmer Mac Guaranteed Securities	9,921,620	9,745,548
USDA Securities:
Trading, at fair value	1,066	1,241
Held-to-maturity, at amortized cost	2,333,027	2,354,171
Total USDA Securities	2,334,093	2,355,412
Loans:
Loans held for investment, at amortized cost	9,837,962	9,623,119
Loans held for investment in consolidated trusts, at amortized cost	1,409,397	1,432,261
Allowance for losses	(14,288)	(16,031)
Total loans, net of allowance	11,233,071	11,039,349
Financial derivatives, at fair value	31,433	37,478
Accrued interest receivable (includes $9,963 and $16,764, respectively, related to consolidated trusts)	245,202	287,128
Guarantee and commitment fees receivable	48,130	49,832
Deferred tax asset, net	—	8,470
Prepaid expenses and other assets	145,094	132,954
Total Assets	$29,772,191	$29,524,382

Liabilities and Equity:
Liabilities:
Notes payable	$26,509,011	$26,336,542
Debt securities of consolidated trusts held by third parties	1,325,289	1,351,069
Financial derivatives, at fair value	128,530	117,131
Accrued interest payable (includes $6,338 and $9,407, respectively, related to consolidated trusts)	202,894	181,841
Guarantee and commitment obligation	45,866	47,563
Accounts payable and accrued expenses	74,821	76,662
Deferred tax liability, net	3,795	—
Reserve for losses	1,642	1,711
Total Liabilities	28,291,848	28,112,519
Commitments and Contingencies
Equity:
Preferred stock:
Series C, par value $25 per share, 3,000,000 shares authorized, issued and outstanding	73,382	73,382
Series D, par value $25 per share, 4,000,000 shares authorized, issued and outstanding	96,659	96,659
Series E, par value $25 per share, 3,180,000 shares authorized, issued and outstanding	77,003	77,003
Series F, par value $25 per share, 4,800,000 shares authorized, issued and outstanding	116,160	116,160
Series G, par value $25 per share, 5,000,000 shares authorized, issued and outstanding	121,327	121,327
Common stock:
Class A Voting, $1 par value, no maximum authorization, 1,030,780 shares outstanding	1,031	1,031
Class B Voting, $1 par value, no maximum authorization, 500,301 shares outstanding	500	500
Class C Non-Voting, $1 par value, no maximum authorization, 9,337,894 shares and 9,310,872 shares outstanding, respectively	9,338	9,311
Additional paid-in capital	133,576	132,919
Accumulated other comprehensive loss, net of tax	(4,118)	(40,145)
Retained earnings	855,485	823,716
Total Equity	1,480,343	1,411,863
Total Liabilities and Equity	$29,772,191	$29,524,382

FEDERAL AGRICULTURAL MORTGAGE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	For the Three Months Ended
	March 31, 2024	March 31, 2023
	(in thousands, except per share amounts)
Interest income:
Investments and cash equivalents	$84,924	$59,703
Farmer Mac Guaranteed Securities and USDA Securities	166,813	136,537
Loans	144,580	119,032
Total interest income	396,317	315,272
Total interest expense	309,949	236,214
Net interest income	86,368	79,058
Release of/(provision for) losses	1,801	(547)
Net interest income after release of/(provision for) losses	88,169	78,511
Non-interest income/(expense):
Guarantee and commitment fees	3,917	3,933
Gains on financial derivatives	2,079	399
Release of/(provision for) reserve for losses	69	(203)
Other income	1,249	1,226
Non-interest income	7,314	5,355
Operating expenses:
Compensation and employee benefits	18,257	15,351
General and administrative	8,255	7,527
Regulatory fees	725	835
Operating expenses	27,237	23,713
Income before income taxes	68,246	60,153
Income tax expense	14,500	13,118
Net income	53,746	47,035
Preferred stock dividends	(6,791)	(6,791)
Net income attributable to common stockholders	$46,955	$40,244

Earnings per common share:
Basic earnings per common share	$4.33	$3.73
Diluted earnings per common share	$4.28	$3.69

Reconciliations
Reconciliations of Farmer Mac's net income attributable to common stockholders to core earnings and core earnings per share are presented in the following tables along with information about the composition of core earnings for the periods indicated:

Reconciliation of Net Income Attributable to Common Stockholders to Core Earnings
	For the Three Months Ended
	March 31, 2024	December 31, 2023	March 31, 2023
	(in thousands, except per share amounts)
Net income attributable to common stockholders	$46,955	$40,828	$40,244
Less reconciling items:
Gains/(losses) on undesignated financial derivatives due to fair value changes	1,683	(836)	916
Gains/(losses) on hedging activities due to fair value changes	3,002	(3,598)	(105)
Unrealized (losses)/gains on trading assets	(14)	(37)	359
Net effects of amortization of premiums/discounts and deferred gains on assets consolidated at fair value	31	88	29
Net effects of terminations or net settlements on financial derivatives	(192)	(800)	523
Income tax effect related to reconciling items	(947)	1,089	(362)
Sub-total	3,563	(4,094)	1,360
Core earnings	$43,392	$44,922	$38,884

Composition of Core Earnings:
Revenues:
Net effective spread(1)	$83,044	$84,551	$77,173
Guarantee and commitment fees(2)	4,982	4,865	4,654
Other(3)	1,077	767	1,067
Total revenues	89,103	90,183	82,894

Credit related expense (GAAP):
(Release of)/provision for losses	(1,870)	(575)	750
Total credit related expense	(1,870)	(575)	750

Operating expenses (GAAP):
Compensation and employee benefits	18,257	15,523	15,351
General and administrative	8,255	8,916	7,527
Regulatory fees	725	725	835
Total operating expenses	27,237	25,164	23,713

Net earnings	63,736	65,594	58,431
Income tax expense(4)	13,553	13,881	12,756
Preferred stock dividends (GAAP)	6,791	6,791	6,791
Core earnings	$43,392	$44,922	$38,884

Core earnings per share:
Basic	$4.00	$4.14	$3.60
Diluted	$3.96	$4.10	$3.56
(1)Net effective spread is a non-GAAP measure. See "Use of Non-GAAP Measures" above for an explanation of net effective spread. See below for a reconciliation of net interest income to net effective spread.
(2)Includes interest income and interest expense related to consolidated trusts owned by third parties reclassified from net interest income to guarantee and commitment fees to reflect management's view that the net interest income Farmer Mac earns is effectively a guarantee fee on the consolidated Farmer Mac Guaranteed Securities.
(3)Reflects reconciling adjustments for the reclassification to exclude expenses related to interest rate swaps not designated as hedges and terminations or net settlements on financial derivatives, and reconciling adjustments to exclude fair value adjustments on financial derivatives and trading assets and the recognition of deferred gains over the estimated lives of certain Farmer Mac Guaranteed Securities and USDA Securities.
(4)Includes the tax impact of non-GAAP reconciling items between net income attributable to common stockholders and core earnings.

Reconciliation of GAAP Basic Earnings Per Share to Core Earnings Basic Earnings Per Share
	For the Three Months Ended
	March 31, 2024	December 31, 2023	March 31, 2023
	(in thousands, except per share amounts)
GAAP - Basic EPS	$4.33	$3.77	$3.73
Less reconciling items:
Gains/(losses) on undesignated financial derivatives due to fair value changes	0.16	(0.08)	0.09
Gains/(losses) on hedging activities due to fair value changes	0.28	(0.33)	(0.01)
Unrealized (losses)/gains on trading securities	—	—	0.03
Net effects of amortization of premiums/discounts and deferred gains on assets consolidated at fair value	—	0.01	—
Net effects of terminations or net settlements on financial derivatives	(0.02)	(0.07)	0.05
Income tax effect related to reconciling items	(0.09)	0.10	(0.03)
Sub-total	0.33	(0.37)	0.13
Core Earnings - Basic EPS	$4.00	$4.14	$3.60

Shares used in per share calculation (GAAP and Core Earnings)	10,847	10,841	10,802

Reconciliation of GAAP Diluted Earnings Per Share to Core Earnings Diluted Earnings Per Share
	For the Three Months Ended
	March 31, 2024	December 31, 2023	March 31, 2023
	(in thousands, except per share amounts)
GAAP - Diluted EPS	$4.28	$3.73	$3.69
Less reconciling items:
Gains/(losses) on undesignated financial derivatives due to fair value changes	0.15	(0.08)	0.09
Gains/(losses) on hedging activities due to fair value changes	0.28	(0.33)	(0.01)
Unrealized (losses)/gains on trading securities	—	—	0.03
Net effects of amortization of premiums/discounts and deferred gains on assets consolidated at fair value	—	0.01	—
Net effects of terminations or net settlements on financial derivatives	(0.02)	(0.07)	0.05
Income tax effect related to reconciling items	(0.09)	0.10	(0.03)
Sub-total	0.32	(0.37)	0.13
Core Earnings - Diluted EPS	$3.96	$4.10	$3.56

Shares used in per share calculation (GAAP and Core Earnings)	10,969	10,952	10,918

The following table presents a reconciliation of net interest income and net yield to net effective spread for the periods indicated:

Reconciliation of GAAP Net Interest Income/Yield to Net Effective Spread
	For the Three Months Ended
	March 31, 2024		December 31, 2023		March 31, 2023
	Dollars	Yield	Dollars	Yield	Dollars	Yield
	(dollars in thousands)
Net interest income/yield	$86,368	1.15%	$82,169	1.12%	$79,058	1.14%
Net effects of consolidated trusts	(1,052)	0.02%	(1,048)	0.02%	(1,055)	0.02%
Expense related to undesignated financial derivatives	(34)	—%	(846)	(0.01)%	(1,626)	(0.02)%
Amortization of premiums/discounts on assets consolidated at fair value	(27)	—%	(104)	—%	(23)	—%
Amortization of losses due to terminations or net settlements on financial derivatives	791	0.01%	782	0.01%	714	0.01%
Fair value changes on fair value hedge relationships	(3,002)	(0.04)%	3,598	0.05%	105	—%
Net effective spread	$83,044	1.14%	$84,551	1.19%	$77,173	1.15%

The following table presents core earnings for Farmer Mac's reportable operating segments and a reconciliation to consolidated net income for the three months ended March 31, 2024:

Core Earnings by Business Segment
For the Three Months Ended March 31, 2024
	Agricultural Finance		Rural Infrastructure		Treasury		Corporate
	Farm & Ranch	Corporate AgFinance	Rural Utilities	Renewable Energy	Funding	Investments		Reconciling Adjustments		Consolidated Net Income
	(in thousands)
Net interest income	$33,889	$7,971	$7,265	$2,049	$34,719	$475	$—	$—		$86,368
Less: reconciling adjustments(1)(2)(3)	(1,046)	—	(33)	—	(2,245)	—	—	3,324		—
Net effective spread	32,843	7,971	7,232	2,049	32,474	475	—	3,324		—
Guarantee and commitment fees	4,484	87	349	62	—	—	—	(1,065)		3,917
Other income/(expense)(3)	995	12	—	—	—	4	66	2,251		3,328
Total revenues	38,322	8,070	7,581	2,111	32,474	479	66	4,510		93,613

(Provision for)/release of losses	(561)	378	3,017	(1,034)	—	1	—	—		1,801

Release of reserve for losses	64	—	5	—	—	—	—	—		69
Operating expenses	—	—	—	—	—	—	(27,237)	—		(27,237)
Total non-interest expense	64	—	5	—	—	—	(27,237)	—		(27,168)
Core earnings before income taxes	37,825	8,448	10,603	1,077	32,474	480	(27,171)	4,510	(4)	68,246
Income tax (expense)/benefit	(7,943)	(1,774)	(2,227)	(226)	(6,819)	(101)	5,537	(947)		(14,500)
Core earnings before preferred stock dividends	29,882	6,674	8,376	851	25,655	379	(21,634)	3,563	(4)	53,746
Preferred stock dividends	—	—	—	—	—	—	(6,791)	—		(6,791)
Segment core earnings/(losses)	$29,882	$6,674	$8,376	$851	$25,655	$379	$(28,425)	$3,563	(4)	$46,955

Total Assets	$15,240,436	$1,637,460	$7,003,165	$578,709	$—	$5,190,082	$122,339	$—		$29,772,191
Total on- and off-balance sheet program assets at principal balance	$18,900,906	$1,766,294	$7,437,723	$742,307	$—	$—	$—	$—		$28,847,230
(1)Includes the amortization of premiums and discounts on assets consolidated at fair value, originally included in interest income, to reflect core earnings amounts.
(2)Includes the reclassification of interest income and interest expense from consolidated trusts owned by third parties to guarantee and commitment fees, to reflect management's view that the net interest income Farmer Mac earns is effectively a guarantee fee.
(3)Includes the reclassification of interest expense related to interest rate swaps not designated as hedges, which are included in "Gains on financial derivatives" on the consolidated financial statements, to determine the effective funding cost for each operating segment.
(4)Net adjustments to reconcile to the corresponding income measures: core earnings before income taxes reconciled to income before income taxes; core earnings before preferred stock dividends reconciled to net income; and segment core earnings reconciled to net income attributable to common stockholders.

Supplemental Information
The following table sets forth information about outstanding volume in each of Farmer Mac's lines of business as of the dates indicated:

Outstanding Business Volume
	On or Off Balance Sheet	As of March 31, 2024	As of December 31, 2023
		(in thousands)
Agricultural Finance:
Farm & Ranch:
Loans	On-balance sheet	$5,247,543	$5,133,450
Loans held in consolidated trusts:
Beneficial interests owned by third-party investors (single-class)(1)	On-balance sheet	857,156	870,912
Beneficial interests owned by third-party investors (structured)(1)	On-balance sheet	552,241	561,349
IO-FMGS(2)	On-balance sheet	9,232	9,409
USDA Securities	On-balance sheet	2,354,894	2,368,872
AgVantage Securities(1)	On-balance sheet	5,995,000	5,835,000
LTSPCs and unfunded loan commitments	Off-balance sheet	2,884,375	2,999,943
Other Farmer Mac Guaranteed Securities(3)	Off-balance sheet	443,843	452,602
Loans serviced for others	Off-balance sheet	556,622	577,264
Total Farm & Ranch		$18,900,906	$18,808,801
Corporate AgFinance:
Loans	On-balance sheet	$1,258,506	$1,259,723
AgVantage Securities(1)	On-balance sheet	369,365	288,879
Unfunded loan commitments	Off-balance sheet	138,423	145,377
Total Corporate AgFinance		$1,766,294	$1,693,979
Total Agricultural Finance		$20,667,200	$20,502,780
Rural Infrastructure Finance:
Rural Utilities:
Loans	On-balance sheet	$3,108,495	$3,094,477
AgVantage Securities(1)	On-balance sheet	3,879,293	3,898,468
LTSPCs and unfunded loan commitments	Off-balance sheet	449,935	487,778
Total Rural Utilities		$7,437,723	$7,480,723
Renewable Energy:
Loans	On-balance sheet	$578,258	$440,286
Unfunded loan commitments	Off-balance sheet	164,049	47,235
Total Renewable Energy		$742,307	$487,521
Total Rural Infrastructure Finance		$8,180,030	$7,968,244
Total		$28,847,230	$28,471,024
(1)A type of Farmer Mac Guaranteed Security.
(2)An interest-only Farmer Mac Guaranteed Security retained as part of a structured securitization.
(3)Other categories of Farmer Mac Guaranteed Securities that were sold by Farmer Mac to third parties

The following table presents the quarterly net effective spread (a non-GAAP measure) by segment:

	Net Effective Spread(1)
	Agricultural Finance				Rural Infrastructure Finance				Treasury
	Farm & Ranch		Corporate AgFinance		Rural Utilities		Renewable Energy		Funding		Investments		Net Effective Spread
	Dollars	Yield	Dollars	Yield	Dollars	Yield	Dollars	Yield	Dollars	Yield	Dollars	Yield	Dollars	Yield
	(dollars in thousands)
For the quarter ended:
March 31, 2024(2)	$32,843	0.95%	$7,971	2.05%	$7,232	0.42%	$2,049	1.75%	$32,474	0.45%	$475	0.03%	$83,044	1.14%
December 31, 2023	33,329	0.98%	8,382	2.06%	7,342	0.43%	1,540	1.69%	33,361	0.47%	597	0.04%	84,551	1.19%
September 30, 2023	32,718	0.97%	8,250	2.05%	6,362	0.39%	1,150	1.46%	34,412	0.49%	532	0.04%	83,424	1.20%
June 30, 2023	34,388	1.03%	7,444	1.92%	5,808	0.38%	1,100	1.47%	32,498	0.48%	594	0.04%	81,832	1.20%
March 31, 2023	32,465	0.97%	7,148	1.94%	5,507	0.36%	858	1.53%	31,738	0.47%	(543)	(0.04)%	77,173	1.15%
December 31, 2022	32,770	0.98%	7,471	1.94%	4,960	0.34%	935	1.76%	27,656	0.42%	(2,689)	(0.19)%	71,103	1.07%
September 30, 2022	33,343	1.04%	7,600	1.99%	4,220	0.30%	705	1.97%	22,564	0.36%	(2,791)	(0.21)%	65,641	1.03%
June 30, 2022	32,590	1.05%	6,929	1.87%	3,733	0.27%	468	1.78%	18,508	0.30%	(1,282)	(0.10)%	60,946	0.99%
March 31, 2022	30,354	1.02%	7,209	1.96%	3,159	0.23%	375	1.69%	16,738	0.28%	4	—%	57,839	0.97%
(1)Farmer Mac excludes the Corporate segment in the presentation above because the segment does not have any interest-earning assets.
(2)See above for a reconciliation of GAAP net interest income by line of business to net effective spread by line of business for the three months ended March 31, 2024.

The following table presents quarterly core earnings reconciled to net income attributable to common stockholders:

Core Earnings by Quarter Ended
	March 2024	December 2023	September 2023	June 2023	March 2023	December 2022	September 2022	June 2022	March 2022
	(in thousands)
Revenues:
Net effective spread	$83,044	$84,551	$83,424	$81,832	$77,173	$71,103	$65,641	$60,946	$57,839
Guarantee and commitment fees	4,982	4,865	4,828	4,581	4,654	4,677	4,201	4,709	4,557
Other	1,077	767	1,056	409	1,067	390	473	307	514
Total revenues	89,103	90,183	89,308	86,822	82,894	76,170	70,315	65,962	62,910

Credit related expense/(income):
(Release of)/provision for losses	(1,870)	(575)	(181)	1,142	750	1,945	450	(1,535)	(54)
REO operating expenses	—	—	—	—	—	819	—	—	—
Total credit related expense/(income)	(1,870)	(575)	(181)	1,142	750	2,764	450	(1,535)	(54)

Operating expenses:
Compensation and employee benefits	18,257	15,523	14,103	13,937	15,351	12,105	11,648	11,715	13,298
General and administrative	8,255	8,916	9,100	9,420	7,527	8,055	6,919	7,520	7,278
Regulatory fees	725	725	831	831	835	832	812	813	812
Total operating expenses	27,237	25,164	24,034	24,188	23,713	20,992	19,379	20,048	21,388

Net earnings	63,736	65,594	65,455	61,492	58,431	52,414	50,486	47,449	41,576
Income tax expense	13,553	13,881	13,475	12,539	12,756	11,210	10,303	9,909	9,024
Preferred stock dividends	6,791	6,791	6,792	6,791	6,791	6,791	6,791	6,792	6,791
Core earnings	$43,392	$44,922	$45,188	$42,162	$38,884	$34,413	$33,392	$30,748	$25,761

Reconciling items:
Gains/(losses) on undesignated financial derivatives due to fair value changes	$1,683	$(836)	$2,921	$2,141	$916	$1,596	$6,441	$2,846	$2,612
Gains/(losses) on hedging activities due to fair value changes	3,002	(3,598)	3,210	(4,901)	(105)	(148)	(624)	428	5,687
Unrealized (losses)/gains on trading assets	(14)	(37)	1,714	(57)	359	31	(757)	(285)	94
Net effects of amortization of premiums/discounts and deferred gains on assets consolidated at fair value	31	88	29	29	29	57	24	(62)	20
Net effects of terminations or net settlements on financial derivatives	(192)	(800)	(79)	583	523	1,268	(3,522)	2,536	15,512
Income tax effect related to reconciling items	(947)	1,089	(1,638)	464	(362)	(590)	(327)	(1,148)	(5,024)
Net income attributable to common stockholders	$46,955	$40,828	$51,345	$40,421	$40,244	$36,627	$34,627	$35,063	$44,662